UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Announces Conference Call to Discuss Fourth Quarter and Year End Results

UMB Financial Corporation (NASDAQ: UMBF), a multi-bank holding company, plans to host a conference call to discuss its fourth quarter and year end results for 2007 on January 23rd 2008, at 8:30 a.m. (CST).

Interested parties may access the call by dialing U.S. (toll-free) 800-218-0530 or access the following Web link to the live call: http://w.on24.com/r.htm?e=99489&s=1&k=1687404DB24DB20851AB9BEB2DDA5198 or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until February 6th, 2008, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000. The replay pass code required for playback is conference ID 11104690#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services and insurance.